SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 11, 2003

Dex Media East LLC

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-102395	42-1554575
(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

Item 7.                                                             Exhibits.

(c) Exhibits.

Exhibit No.	Description

The following exhibits are furnished herewith:

99.1

Second Amendment, dated as of October 31, 2003, to the Credit Agreement, dated as of November 8, 2002, as amended, among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent.

99.2	Press release.

Item 9.                                                             Regulation FD Disclosure.

In a press release, dated November 11, 2003, Dex Media East LLC announced the completion of the refinancing of its tranche B term loan facility and the completion of the offering by Dex Media, Inc. of $500 million in aggregate principal amount of Dex Media, Inc.’s 8% Notes due 2013 and $389 million in aggregate principal amount at maturity of Dex Media, Inc.’s 9% Discount Notes due 2013.  Such refinancing and offering are permitted under the Credit Agreement, dated as of November 8, 2002, as amended, among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent, pursuant to the Second Amendment thereto, dated as of October 31, 2003.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media East LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 14, 2003

DEX MEDIA EAST LLC

By:	/S/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President
(duly authorized officer)